Exhibit 5.2

September 22, 2015

American Equity Investment Life Holding Company

6000 Westown Parkway

West Des Moines, Iowa 50266

Re:                             American Equity Investment Life Holding Company

Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and have acted as counsel to the Company in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act (the “Rules and Regulations”), of the following securities by the Company: (i) senior or subordinated debt securities of the Company, which may be issued in one or more series (the “Debt Securities”), under the Senior Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, or the Subordinated Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, respectively (collectively, the “Indentures”), which are filed as exhibits to the Registration Statement; (ii) shares of preferred stock of the Company, $1 par value per share, which may be issued in one or more series (the “Preferred Stock”); (iii) shares of common stock of the Company, $1 par value per share (the “Common Stock”); (iv) fractional shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and a bank or trust company to be named (each, a “Depositary”); (v) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or securities of third parties or other rights, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and a warrant agent or agents to be named (the “Warrant Agent” or “Warrant Agents”); (vi) stock purchase contracts of the Company (the “Stock Purchase Contracts”) obligating the holders to purchase from the Company, and the Company to sell to the holders, Preferred Stock, Common Stock, Depositary Shares, Warrants, Debt Securities or other property of the Company or securities of third parties at a future date or dates, which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and a purchase contract agent or agents to be named (the “Purchase Contract Agent” or “Purchase Contract Agents”); (vii) stock purchase units of the Company (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract, Warrants and/or any of the Debt Securities, debt securities or debt obligations of third parties, including United States Treasury obligations, other stock purchase contracts or common stock, securing a holder’s obligation to purchase or to sell, as the case may be, shares of Common Stock, shares of Preferred Stock or Depositary Shares under the applicable Stock Purchase Contract; and (viii)

such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, I have examined and relied upon the following: (i) the Registration Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Articles of Incorporation of the Company, as amended to date and in effect on the date hereof (the “Articles of Incorporation”); (iv) the Third Amended and Restated Bylaws of the Company, as in effect on the date hereof (the “Bylaws”); and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Offered Securities and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

I have also assumed that (i) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and terms of the Offered Securities under Iowa law; (ii) prior to the issuance of any Offered Securities, each of any Deposit Agreement, any Warrant Agreement and any Purchase Contract Agreement, as applicable, and each certificate or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company under Iowa law; (iii) the choice of New York law, if applicable, in any Deposit Agreement, the Receipts, any Warrant Agreement or any Purchase Contract Agreement is legal and valid under the laws of other applicable jurisdictions; (iv) the execution and delivery by the Company of any Deposit Agreement, any Warrant Agreement, any Purchase Contract Agreement and each other certificate or executed document evidencing Offered Securities and the performance by the Company of its obligations thereunder did not and will not violate or conflict with any laws of Iowa; (v) the Company has and will have otherwise complied with all aspects of the laws of Iowa in connection with the transactions contemplated by the Registration Statement; (vi) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Iowa Business Corporation Act (the “IBCA”); and (vii) the stock certificate evidencing any Common Stock issued will conform to the specimen certificate which I examined and will be duly executed and delivered. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

My opinions set forth herein are limited to the laws of the State of Iowa that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non-Opined on Law on the opinions herein stated. I am a member of the Bar in the State of Iowa. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that:

1.                                      With respect to the shares of any series of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the Rules and Regulations thereunder, (iii) the Board of Directors of the Company, or an authorized committee thereof, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of articles of amendment for such shares of Preferred Stock in the form required by Iowa law, (iv) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established so as not to violate any applicable law, the Articles of Incorporation as then in effect, the Bylaws as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the filing of the Article of Amendment with the Secretary of State of the State of Iowa has duly occurred, (vi) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, and (vii) certificates representing shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, any Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this Paragraph 1, I have assumed that, at the time of issuance of any Offered Preferred Stock, (i) the Articles of Incorporation, the Bylaws and the IBCA shall not have been amended so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Preferred Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.

2.                                      With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the Rules and Regulations, (iii) the Board of Directors of the Company, or an authorized committee thereof, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and sale of the Offered Common Stock and related matters, (iv) the terms of the Offered Common Stock and of its issuance and terms of the Offered Common Stock have been duly established so as not to violate any applicable law, the Articles of Incorporation as then in effect, the Bylaws as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, and (vi) certificates representing shares of the Offered Common Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this Paragraph 2, I have assumed that, at the time of issuance of any Offered Common Stock, (i) the Articles of Incorporation, the Bylaws and the IBCA shall not have been amended so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Common Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the inclusion of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ William R. Kunkel
William R. Kunkel
Executive Vice President and General Counsel